UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2021

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                        ☐

Item 2.02	Results of Operations and Financial Conditions.

On February 10, 2021, Impinj Inc. (“Impinj” or the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2020. A copy of the press release, entitled “Impinj Reports Fourth Quarter and Full Year 2020 Financial Results” is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 2, 2021, the Company committed to executing a restructuring plan in its go to market organization to strategically align the Company’s global sales, product, partner development and marketing teams. As part of the plan, the Company expects to eliminate approximately nine full-time positions within its go to market organization, representing about 3% of the Company’s workforce. The Company expects to incur restructuring charges of between approximately $1.0 million and $1.5 million for employee termination benefits and related costs as well as $0.1 million in other associated costs for legal expenses. All of the restructuring charges are expected to result in cash expenditures. The restructuring charges are expected to be recorded in the first and second quarters of 2021, when the activities comprising the plan are expected to be substantially completed.

This Item 2.05 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, statements related to the expected costs associated with termination benefits, the reduction in workforce, the financial impact of the overall restructuring actions and the expected timing to complete the restructuring plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of those risks and uncertainties, which include, without limitation, risks related to the organizational restructuring and cost reduction efforts and the Company’s ability to accurately estimate the restructuring charges associated with the organizational restructuring. Other factors that could cause actual results to differ from these forward-looking statements are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 28, 2020. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction and any future workforce and expense reductions may have an adverse impact on the Company’s development activities and results of operations. Readers should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. The Company disclaims any obligation to update information contained in any forward-looking statements contained in this Item 2.05 whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated February 10, 2021.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: February 10, 2021